  As filed with the Securities and Exchange Commission on July 20, 2000.
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                 CoorsTek, Inc.
             (Exact name of Registrant as specified in its charter)

       Delaware                      3679                  84-0178380
   (State or other            (Primary Standard         (I.R.S. Employer
   jurisdiction of                Industrial             Identification
   incorporation or          Classification Code            Number)
    organization)                  Number)

                          16000 Table Mountain Parkway
                             Golden, Colorado 80403
                                 (303) 277-4000
(Address, including zip code, and telephone number, including area code, of the
                   Registrant's principal executive offices)

                                ---------------

                   Joseph Coors, Jr., Chief Executive Officer
                      Katherine A. Resler, General Counsel
                                 CoorsTek, Inc.
                          16000 Table Mountain Parkway
                             Golden, Colorado 80403
                                 (303) 277-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
         Steven A. Cohen, Esq.                Christopher L. Kaufman, Esq.
          Whitney Holmes, Esq.               William C. Davisson, III, Esq.
         Hogan & Hartson L.L.P.                     Latham & Watkins
  1200 Seventeenth Street, Suite 1500            135 Commonwealth Drive
         Denver, Colorado 80202               Menlo Park, California 94025
             (303) 899-7300                          (650) 328-4600

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-38824
                                                            ---------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                    CALCULATION OF REGISTRATION FEE CHART
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
                                           Proposed       Proposed
        Title of                           Maximum        Maximum
       Each Class            Amount        Offering      Aggregate
     of Securities           To Be        Price Per       Offering         Amount of
    to be Registered       Registered       Share          Price       Registration Fee
-----------------------------------------------------------------------------------------
Common Stock, $.01 par
 value..................     500,000        $40.00      $20,000,000/(1)/    $5,280/(1)/

/(1)/ The Company previously registered an aggregate of 2,500,000 shares of common stock on a Registration Statement on Form S-1 (Registration No. 333-38824) for which a filing fee of $27,588 was previously paid upon the filing of such Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission. The Registrant will not revoke such instruction and it has sufficient funds in such account to cover the amount of the registration fee.
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                                       1

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, File No. 333-38824 declared effective July 19, 2000 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Jefferson, State of Colorado on July 20, 2000.

                                             COORSTEK, INC.

                                                /s/ Joseph Coors, Jr.
                                             By: ______________________________
                                                Joseph Coors, Jr.
                                                Chairman and Chief Executive
                                                Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                       Title                   Date
             ----------                       -----                   ----

       /s/ Joseph Coors, Jr.        Chairman of the Board of         July 20, 2000
  ________________________________   Directors and Chief
         Joseph Coors, Jr.           Executive Officer
                                     (Principal Executive
                                     Officer)

                 *                  President and Director           July 20, 2000
  ________________________________
           John K. Coors

     /s/ Joseph G. Warren, Jr.      Chief Financial Officer          July 20, 2000
  ________________________________   and Treasurer
       Joseph G. Warren, Jr.         (Principal Financial
                                     and Accounting Officer)

                 *                  Director                         July 20, 2000
  ________________________________
          David A. Coulter

                 *                  Director                         July 20, 2000
  ________________________________
           John E. Glancy

                 *                  Director                         July 20, 2000
  ________________________________
          John Markle, III

                 *                  Director                         July 20, 2000
  ________________________________
          Donald E. Miller

                 *                  Director   July 20, 2000
  ________________________________
        Kimberly S. Patmore

                 *                  Director   July 20, 2000
  ________________________________
         Robert L. Smialek

  *By: /s/ Joseph G. Warren, Jr.
  ________________________________
       Joseph G. Warren, Jr.
          Attorney-in-Fact

                                   Exhibits

     The following documents are filed as exhibits to this Registration
Statement:

 Exhibit Number Description
 -------------- -----------

    1.1         Form of Underwriting Agreement*
    5.1         Opinion of Hogan & Hartson L.L.P.
   23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants
   23.2         Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)
   24.1         Power of Attorney*

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* Previously filed in connection with the Registration Statement on Form S-1
  (Registration No. 333-38824).